Constellation

Earnings Conference Call
Third Quarter 2022

November 8, 2022

Cautionary Statements Regarding Forward-Looking Information

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as "could," "may," "expects," "anticipates," "will," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2021 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' Third Quarter 2022 Quarterly Report on Form 10-Q (to be filed on November 8, 2022) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15, Commitments and Contingencies; and (3) other filings made by Constellation with the SEC by the Registrants.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

Non-GAAP Financial Measures

The Registrants report their financial results in accordance with accounting principles generally accepted in the United States (GAAP). Constellation supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including:

- ***Adjusted EBITDA*** represents earnings before interest, income taxes, depreciation and amortization, and excludes certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits (OPEB) non-service costs, separation related costs and other items as set forth in the Appendix. Includes nuclear fuel amortization expense.
- ***Adjusted cash flows from operations*** primarily includes net cash flows from operating activities and Collection of Deferred Purchase Price (DPP) related to the revolving accounts receivable arrangement, which is presented in cash flows from investing activities under GAAP
- ***Free cash flows before growth (FCFbg)*** is Adjusted cash flows from operations less capital expenditures under GAAP for maintenance and nuclear fuel, non-recurring capital expenditures related to separation and Enterprise Resource Program (ERP) system implementation, changes in collateral, net merger and acquisitions, and equity investments and other items as set forth in the Appendix
- ***Adjusted operating revenues*** excludes the mark-to-market impact of economic hedging activities due to the volatility and unpredictability of the future changes in commodity prices
- ***Adjusted purchased power and fuel*** excludes the mark-to-market impact of economic hedging activities and fair value adjustments related to gas imbalances due to the volatility and unpredictability of the future changes in commodity prices
- ***Total gross margin*** is defined as adjusted operating revenues less adjusted purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, JExel Nuclear JV, variable interest entities, and net of direct cost of sales for certain end-user businesses
- ***Adjusted operating and maintenance expense*** excludes direct cost of sales for certain end-user businesses, ARO accretion expense from unregulated units and decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Constellation, and other items as set forth in the reconciliation in the Appendix

Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available, as management is unable to project all of these items for future periods.

Non-GAAP Financial Measures Continued

This information is intended to enhance an investor's overall understanding of period over period financial results and provide an indication of Constellation's baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods.

These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies' presentations. Constellation has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented.

Non-GAAP financial measures are identified by the phrase "non-GAAP" or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation, except for the reconciliation for total gross margin*, which appears on slide 30 of this presentation.

Inflation Reduction Act (IRA) Transforms Constellation

Limits downside risk while providing upside opportunity

Enables nuclear fleet life extension

Opportunities to grow, including clean hydrogen

BBB **S&P upgrade**

Nuclear PTC Floor Price (1,2)



$/MWh
$60
$55
$50
$45
$40
$35
$57.00
$50.88
2024
2025
2026
2027
2028
2029
2030
2031
2032
2% Inflation
3% Inflation

(1) See H.R. 5376 for additional details; all numbers assume that prevailing wage requirements are satisfied
(2) Annual inflation adjustment is consistent with past published guidance for renewable energy credits, published annually

Constellation

Extending the Life of our Nuclear Fleet to 80 years



22,000
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Capacity (MW)
2022 2025 2030 2035 2040 2045 2050 2055 2060 2065 2070
Potential Subsequent License Renewal for Remaining Fleet
Dresden Subsequent License Renewal (80 Years)
Clinton License Renewal (60 Years)
Clinton Subsequent License Renewal (80 Years)
Peach Bottom Subsequent License Renewal (80 Years) (1)
Current License Life of Fleet

Constellation initiates license renewals for Clinton and Dresden

(1) Reflects Peach Bottom's subsequent license renewal (SLR) that was previously granted by the NRC in March 2020, renewing the licenses out to 2053 and 2054. On February 24, the NRC issued orders in the Peach Bottom and Turkey Point adjudicatory proceedings (which had not been terminated even though the NRC had already issued the renewed licenses) finding that the NRC's environmental review was inadequate under the National Environmental Policy Act (NEPA). The Commission kept the SLRs in place but directed the staff to amend the Peach Bottom licenses to change the expiration dates to the initial renewed license period (2033 and 2034) until the NRC updates its generic environmental analysis and regulations, which is expected to be completed in 2024. Please refer to the 3Q 2022 Form 10-Q for additional information

Constellation

IRA Provides Opportunities for Carbon-Free Hydrogen Production



Clean Energy Center

- 24/7 Hydrogen by Wires
- On-site Hydrogen Production
- Clean MWs on the Grid

Advantages of Nuclear Produced Hydrogen

Superior economics compared to renewables	Low barriers to implementation	Scalable and iterative	Reduces transmission congestion	Reliability of nuclear to source power 24/7	Access to roads, rails and waterways

Constellation

Q3 2022 Generation Operating Highlights

Best-in-Class Nuclear Operations [1,2]

- Nuclear Capacity Factor: 96.4%
- Owned and operated production of 41.6 TWhs
- Unplanned outages at five sites, including Nine Mile Point and Calvert Cliffs

Strong Performance Across Our Renewable and Natural Gas Fleet

- Power Dispatch Match: 98.8%
- Wind/Solar Energy Capture: 95.7%

Historical Nuclear Fleet Capacity Factor



48
44
40
36
32
Nuclear TWhs
100%
95%
90%
85%
80%
Capacity Factor
Q3 20
Q4 20
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
TWhs
Capacity Factor

Generated a total of ~42.8 TWhs carbon-free electricity, which avoided ~30.3 million metric tons of carbon dioxide; equivalent to over 6.5 million passenger vehicles being removed for one year [1,3]

(1) Salem is not included in operational metrics (outage days, capacity factor, and energy production). Nuclear operations prior to Q3 2021 reflects our 50.01% ownership share of the CENG Joint Venture. Reflects 100% ownership of CENG beginning August 7, 2021.
(2) Capacity factors reflect net monthly mean methodology. Prior year capacity factors may not tie to prior earnings presentations due to change in methodology for comparison purposes. There is no change to previously reported annual capacity factors.
(3) Measured using the EPA Greenhouse Gas Emissions calculator https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator

Constellation.

Q3 2022 Commercial Business Highlights

Customer Operations Metrics (Trailing Twelve-Months)


35%
22%
82%
83%
Power New Customer Win Rate
Gas New Customer Win Rate
Retail Power Customer Renewal Rate
Natural Gas Customer Renewal Rate

Q3 2022 Electric Load Served by Region (TWhs)


Retail
Wholesale
12
3
10
Midwest
20
8
12
Mid-Atlantic
5
4
ERCOT
4
4
New York
15
6
9
Other (1)

City of Chicago CORe Deal

300 MW agreement with Constellation and the City of Chicago to purchase 100% clean, renewable energy by 2025

The City will partially source its large energy uses with clean, renewable energy from a new solar generation installation currently being developed by Swift Current Energy, and will procure Renewable Energy Credits from other sources for its remaining power uses

The agreement makes Chicago one of the largest U.S. cities to commit to clean energy and helps the City reduce its carbon footprint by more than 290,000 metric tons per year

(1) Other includes New England, South and West

Constellation.

Spent Nuclear Fuel is Safely and Securely Stored

We know where every ounce of nuclear fuel is located: 100% of spent nuclear fuel is contained, numbered, catalogued, tracked and isolated from the environment

Strong oversight from U.S. Nuclear Regulatory Commission (NRC): Spent nuclear fuel is stored in compliance with stringent safety and security requirements and oversight from the NRC

Nuclear fuel is extremely dense and produces less waste than other sources of energy:

- One uranium fuel pellet produces as much energy as one ton of coal, 117,000 cubic feet of natural gas or 120 gallons of oil
- A single coal plant generates as much spent fuel waste by volume in one hour as the entire nuclear power industry has during its history

Safely stored on our sites first in pools and then in dry cask storage:

- After spent fuel is cooled in pools, it is sealed in a metal or steel cylinder, surrounded by helium gas and then encapsulated in a metal or concrete outer shell, which is 20-30 inches thick to shield radiation
- Since the first casks were loaded in 1986, there has never been a release of radiation that affected the public or the environment (1)
- Radioactivity from the site must be less than 25 millirem per year at the site boundary – which is lower than the radioactivity from a chest x-ray
- Casks are designed to withstand earthquakes, projectiles, floods



The NRC has investigated the safety of long-term dry cask storage and concluded there to be minimal risk, even after 100 years (2)

(1) https://www.nrc.gov/reading-rm/doc-collections/fact-sheets/dry-cask-storage.html
(2) SECY-14-0072-Enclosure 2 - Generic Environmental Impact Statement for Continued Storage of Spent Nuclear Fuel. (https://www.nrc.gov/docs/ML1418/ML14188B749.pdf)

Q3 EBITDA Results

Adjusted EBITDA*


($M)
$967
$592
Q3 2021
Q3 2022

Financial Highlights

- ↑ Effective portfolio management through summer volatility and successful load auction wins
- ↓ Unplanned outages with higher replacement power costs
- ↓ Higher costs to drive long-term value

Gross Margin* Update

Gross Margin* Category ($M) [1]	September 30, 2022		Change from June 30, 2022	
	2022	2023	2022	2023
Open Gross Margin* (including South, West, New England, Canada hedged gross margin) [2]	$9,750	$8,500	$50	$1,800
Contracted Revenues (Capacity, ZEC and IL CMC Plant Revenues) [3]	$2,450	$2,800	-	-
Mark-to-Market of Hedges [4]	($5,350)	($3,800)	$50	($1,650)
Power New Business / To Go	$50	$300	($50)	($50)
Non-Power Margins Executed	$400	$250	$50	$100
Non-Power New Business / To Go	$50	$200	($50)	($100)
Total Gross Margin* [5]	**$7,350**	**$8,250**	**$50**	**$100**


PJM-West (ATC $/MWh)
$90
$80
$70
$60
$50
$40
$30
$20
Jan-22
Apr-22
Jul-22
Oct-22
2023
2024
2025


Ni-Hub (ATC $/MWh)
$90
$80
$70
$60
$50
$40
$30
$20
Jan-22
Apr-22
Jul-22
Oct-22
2023
2024
2025

(1) Gross margin* categories rounded to nearest $50M
(2) Includes gross margin* for CMC plants through May 31, 2022
(3) Includes gross margin* and CMC payments for CMC plants starting June 1, 2022. NY ZEC revenues reflect the expected NY ZEC payment as of current market forwards. Should market forwards exceed the ZEC reference index in New York, ZEC payments may decline.
(4) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(5) Based on September 30, 2022 market conditions

Constellation.

Narrowing Full-Year Adjusted EBITDA* Guidance


($M)
$2,750
$2,550
$2,350
$2,650
$2,550
$2,450
Original Guidance
Revised Guidance

- Commercial business outperformed plan
- Supporting long-term value:
  - Accelerating investment in growth projects, including hydrogen post-IRA
  - Investing in attracting and retaining top employee talent in competitive job market
  - Margin shaping of retail contracts: 2022 headwinds for fixed price customer contracts that have compelling economics over the term of the contract
- Incurred higher replacement power costs from unplanned outages

Making strategic decisions that support long-term value creation

Constellation

Financing and Liquidity Update

2022 Credit Metrics (1)



Downgrade Threshold
50%
40%
30%
20%
10%
0%
35%
45%
Moody's CFO Pre-WC/ Debt*
S&P FFO / Debt*



Book
Excluding Non-Recourse
3.0
2.0
1.0
0.0
2.0x
1.5x
Net Debt / EBITDA*

Liquidity Facility Usage ($B) (4)



$5.7
$0.9
$0.1
$1.2
$3.5
Capacity
$3.5
$0.9
$0.1
$1.0
$1.5
Utilization
$2.2
Project Finance Facility
P-Cap Facility
Bilateral Facilities
Revolver Credit Facility

2022 YTD Activity

Liquidity Facility	Date
Issued $1.0B Pre-Capitalized Trust Securities (P-Cap)	February 9
Debt Reduction	
Repaid $200M Term Loan	January 26
Settled $258M Intercompany Loan with Exelon	January 31
Retired $500M Senior Unsecured Notes	March 15
Redeemed $523M Senior Unsecured Notes due in June	March 17
Repaid $100M Term Loan (2)	March 29
Repaid $880M Term Loan	April 15

~$2.5B in Total Debt Reduction (3)

S&P Upgrades Credit Rating to BBB; Maintains Positive Outlook (5)

"We see the PTC provisions in the recent IRA as a gamechanger for merchant nuclear power" (5)

- Business risk profile improved to Strong from Satisfactory, while Positive outlook reflects the view that business risk will continue to improve
- Significant exposure to nuclear assets is largely mitigated by our operational track record, while hedging strategy continues to provide protection from market risks
- Minimal cash flow volatility

(1) Credit metrics forecast as of 2022 Analyst Day Disclosure; Moody's accounts for nuclear fuel as a cash expense
(2) Refinanced $200M of $300M term loan for one additional year
(3) Excludes commercial paper
(4) As of September 30, 2022. Excludes i) cash and ii) receivables facility which has a total capacity of $1.1B with $700M utilized.
(5) Per S&P Global Ratings report published on October 13, 2022. Rating reflects issuer rating and senior unsecured rating for Constellation Energy Generation, LLC

Constellation

Constellation's Value Proposition

Enduring Businesses Ready to Meet the Climate Crisis

- World-Class nuclear operator and largest generator of 24/7 carbon-free firm electricity with ability to extend asset lives
- Largest provider of energy and solutions to commercial and industrial customers
- Strong advocate for, and ideally situated to benefit from, energy policies that drive the transition to carbon-free energy

Delivering Value for Our Shareholders

- Strong free cash flows, optimized through industry-leading operations, support of carbon-free energy and focus on costs
- Disciplined capital allocation strategy supports strong investment grade balance sheet, growth investment consistent with corporate strategy, and return of capital to owners

Premier ESG Company

- ~90% carbon-free energy growing to 100% carbon-free by 2040
- Committed to advancing diversity, equity and inclusion in our workplace and communities
- Maintaining the highest standards of corporate governance

Additional Disclosures

Constellation.

Disciplined Capital Allocation Strategy Designed to Deliver Value for Our Shareholders


Maintain Strong Investment Grade Credit Metrics
Annual Dividend with Targeted 10% Annual Growth
Delivering Value to Our Shareholders
Organic and Inorganic Growth Consistent with Role as a Leader in the Clean Energy Transition
Return Excess Cash to Shareholders

Constellation.

Q3 2022 Adjusted EBITDA*

($M)


$967
($125)
($124)
($76)
($70)
$17
$3
$592
Q3 2021
Labor, Contracting and Materials
Capacity Revenues
Impact of CTV Investments
Market and Portfolio Conditions
Nuclear Fuel Costs
Other
Q3 2022

Constellation

Q3 2022 YTD Adjusted EBITDA*



($M)
$1,158
$1,227
$203
$89
($260)
($161)
($107)
($74)
($13)
$2,062
2021
Impact of Feb 2021 Weather Event
Market and Portfolio Conditions
Nuclear Fuel Costs
Capacity Revenues
Labor, Contracting and Materials
Nuclear Outages
Impact of CTV Investments
Other
2022

Constellation

Long-Term Debt Maturity Profile (1)

As of 9/30/2022

($M)

LT Debt Balances (2)	
Recourse	$3.0B
Non-Recourse	$1.7B
Total LT Debt	**$4.7B**



$900
$900
$350
$788
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042

(1) Maturity profile excludes non-recourse debt, P-Cap facility, securitized debt, capital leases, fair value adjustments, unamortized debt issuance costs and unamortized discount/premium
(2) Long-term debt balances reflect Q3 2022 Form 10-Q GAAP financials, which include items listed in footnote 1 except for the P-Cap facility

Constellation.

Inflation of Nuclear Production Tax Credit (PTC) (1)

PTC Overview

- The PTC is in effect beginning after 12/31/23 and through 12/31/32
- In the base year 2024, Constellation qualifies for the nuclear PTC up to $15/MWh; the PTC amount is reduced by 80% of gross receipts exceeding $25/MWh, phasing out completely after $43.75/MWh
- The nuclear PTC can be credited against taxes or monetized by transferring to an eligible taxpayer

PTC Inflation Adjustment

- Starting in 2025, the maximum PTC and gross receipts threshold are subject to an inflation adjustment based on the GDP price deflator for the preceding calendar year:

$$\text{Inflation Adjustment} = \frac{\text{GDP price deflator in preceeding year}}{\text{GDP price deflator in 2023}}$$

- Maximum PTC is rounded to nearest $2.5/MWh and gross receipts threshold is rounded to nearest $1/MWh

Example Assuming 2% and 3% Inflation (2)

	2% Inflation			3% Inflation		
	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0
2024	$15.00	$25.00	$43.75	$15.00	$25.00	$43.75
2025	$15.00	$26.00	$44.75	$15.00	$26.00	$44.75
2026	$15.00	$26.00	$44.75	$15.00	$27.00	$45.75
2027	$15.00	$27.00	$45.75	$17.50	$27.00	$48.88
2028	$15.00	$27.00	$45.75	$17.50	$28.00	$49.88
2029	$17.50	$28.00	$49.88	$17.50	$29.00	$50.88
2030	$17.50	$28.00	$49.88	$17.50	$30.00	$51.88
2031	$17.50	$29.00	$50.88	$17.50	$31.00	$52.88
2032	$17.50	$29.00	$50.88	$20.00	$32.00	$57.00

(1) See H.R. 5376 for additional details; all numbers assume that prevailing wage requirements are satisfied
(2) Annual inflation adjustment is consistent with past published guidance for renewable energy credits, published annually

Process for Subsequent License Renewal

- Under the Atomic Energy Act, reactor licenses are limited to an initial period of 40 years. This was based on antitrust considerations, not limitations in the technology.
- NRC permits nuclear reactor licensees to renew license periods of 20 years from 40 to 60 years; NRC also allows for subsequent license renewal for an additional 20 years from 60 to 80 years
- Total process takes approximately four years
  - Process takes approximately 22 months to develop the license renewal application
  - NRC's review of license renewal application takes between 18 months to two years
    - Scope of review is limited to ensuring plant will take appropriate steps to mitigate effects of aging during license renewal period (i.e. Aging Management Programs)
- Applicant must also submit an environmental report used by NRC in development of an Environmental Impact Statement (EIS). NRC is required to do analysis under the National Environmental Policy Act (NEPA).
  - This environmental review is also limited in scope to matters for which there could be an environmental impact during the renewal period
  - NRC has generically determined that about 70% of the environmental issues associated with license renewal have little to no environmental impact, which is documented in a Generic EIS for License Renewal (GEIS). In April 2022, the Commission approved a plan to update the NRC's generic environmental analysis and regulations within two years, or 2024.
- NRC must offer an opportunity for an adjudicatory hearing to the public with each license renewal application. Hearings can result in changes to the applicant's proposed Aging Management Programs, but this is extremely rare.

Commercial Disclosures

September 30, 2022

Portfolio Management Strategy

Strategic Policy Alignment

- Our portfolio starts in a position of already partially hedged, via longer term state programs such as the CMC in IL
- Aligns hedging program financial policies and financial outlook
  - Establish minimum hedge targets to meet financial objectives of the company (dividend, credit rating)
  - Hedge enough commodity risk to meet future cash requirements under a stress scenario

Align Hedging & Financials

Establishing Minimum Hedge Targets



Credit Rating
Capital Structure
Capital & Operating Expenditure
Dividend

Protect Balance Sheet

Three-Year Ratable Hedging

- Ensure stability in near-term cash flows and earnings
  - Disciplined approach to hedging
  - Tenor aligns with customer preferences and market liquidity
  - Multiple channels to market that allow us to maximize margins

Portfolio Management Over Time



% Hedged
High End of Profit
Low End of Profit
Open Generation with LT Contracts
Portfolio Management & Optimization

Ensure Earnings Stability

Bull / Bear Program

- Ability to exercise fundamental market views to create value within the ratable framework
  - Modified timing of hedges versus purely ratable
  - Cross-commodity hedging (heat rate positions, options, etc.)
  - Delivery locations, regional and zonal spread relationships

Exercising Market Views



% Hedged
Purely ratable
Actual hedge %
Market views on timing, product allocation and regional spreads reflected in actual hedge %

Create Value

Constellation.

Components of Gross Margin* Categories

Gross margin* linked to power production and sales

Open Gross Margin*

- Generation Gross Margin* at current market prices, including ancillary revenues, nuclear fuel amortization and fuel expense
- Power Purchase Agreement (PPA) Costs and Revenues
- Provided at a consolidated level for all regions (includes hedged gross margin* for South, West, New England and Canada [1])

Contracted Revenues

- Expected contracted revenues from CMC payments to eligible IL plants
- Expected capacity revenues for generation of electricity
- Expected revenues from Zero Emissions Credits (ZEC)

MtM of Hedges [2]

- Mark-to-Market (MtM) of power, capacity and ancillary hedges, including cross commodity, retail and wholesale load transactions
- Provided directly at a consolidated level for four major regions. Provided indirectly for each of the four major regions via Effective Realized Energy Price (EREP), reference price, hedge %, expected generation.

"Power" New Business

- Retail, Wholesale planned electric sales
- Portfolio Management new business
- Mid marketing new business

Margins move from new business to MtM of hedges over the course of the year as sales are executed [5]

Gross margin* from other business activities

"Non Power" Executed

- Retail, Wholesale executed gas sales
- Energy Efficiency [3]
- Constellation Home [3]

"Non Power" New Business

- Retail, Wholesale planned gas sales
- Energy Efficiency [3]
- Constellation Home [3]
- Portfolio Management / origination fuels new business
- Proprietary trading [4]

Margins move from "Non power new business" to "Non power executed" over the course of the year

(1) Hedged gross margins* for South, West, New England & Canada region will be included with Open Gross Margin*; no expected generation, hedge %, EREP or reference prices provided for these regions
(2) MtM of hedges provided directly for the four larger regions; MtM of hedges is not provided directly at the regional level but can be easily estimated using EREP, reference price and hedged MWh
(3) Gross margin* for these businesses are net of direct "cost of sales"
(4) Proprietary trading gross margins* will generally remain within "Non Power" New Business category and only move to "Non Power" Executed category upon management discretion
(5) Margins for South, West, New England & Canada regions and optimization of fuel and PPA activities captured in Open Gross Margin*

Gross Margin*

Gross Margin Category ($M) [1]	September 30, 2022 2022	September 30, 2022 2023	Change from June 30, 2022 2022	Change from June 30, 2022 2023
Open Gross Margin (including South, West, New England & Canada hedged GM)* [2]	$9,750	$8,500	$50	$1,800
Contracted Revenues (Capacity, ZEC and IL CMC Plant Revenues) [3]	$2,450	$2,800	-	-
Mark-to-Market of Hedges [4]	($5,350)	($3,800)	$50	($1,650)
Power New Business / To Go	$50	$300	($50)	($50)
Non-Power Margins Executed	$400	$250	$50	$100
Non-Power New Business / To Go	$50	$200	($50)	($100)
Total Gross Margin* [5]	**$7,350**	**$8,250**	**$50**	**$100**

Reference Prices [5]	2022	2023	2022	2023
Henry Hub Natural Gas ($/MMBtu)	$6.72	$5.43	$0.89	$0.74
Midwest: NiHub ATC prices ($/MWh)	$64.06	$64.46	$0.96	$14.68
Mid-Atlantic: PJM-W ATC prices ($/MWh)	$75.41	$75.08	$1.67	$13.74
ERCOT-N ATC Spark Spread ($/MWh) *HSC Gas, 7.2HR, $2.50 VOM*	$16.71	$19.06	($8.08)	$1.04
New York: NY Zone A ($/MWh)	$54.98	$47.76	($2.81)	$10.20

(1) Gross margin* categories rounded to nearest $50M
(2) Includes gross margin* for CMC plants through May 31, 2022
(3) Includes gross margin* and CMC payments for CMC plants starting June 1, 2022. NY ZEC revenues reflect the expected NY ZEC payment as of current market forwards. Should market forwards exceed the ZEC reference index in New York, ZEC payments may decline.
(4) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(5) Based on September 30, 2022, market conditions

Constellation.

Generation and Hedges

Generation and Hedges	September 30, 2022 2022	September 30, 2022 2023	Change from June 30, 2022 2022	Change from June 30, 2022 2023
Expected Generation (GWh) [(1)]	193,000	197,900	(3,600)	(500)
Midwest (Total) [(2)]	96,500	95,600	(200)	100
Midwest (Excluding CMCs)	64,500	41,400	(300)	(100)
Mid-Atlantic	55,500	55,500	(200)	500
ERCOT	16,500	21,000	(2,400)	(1,100)
New York	24,500	25,800	(800)	-
% of Expected Generation Hedged [(3)]	**97%-100%**	**92%-95%**	**0% - 3%**	**3% - 6%**
Midwest (Total)	98%-101%	94%-97%	(1%) - 2%	1% - 4%
Midwest (Excluding CMCs)	97%-100%	88%-91%	(1%) - 2%	4% - 7%
Mid-Atlantic	95%-98%	99%-102%	(3%) - 0%	6% - 9%
ERCOT	98%-101%	75%-78%	1% - 4%	7% - 10%
New York	96%-99%	85%-88%	5% - 8%	1% - 4%
Effective Realized Energy Price ($/MWh) [(4)]				
Midwest (Excluding CMCs)	$32.00	$29.00	$1.50	$0.50
Mid-Atlantic	$38.50	$45.50	$0.00	$1.50
ERCOT [(5)]	($16.00)	$1.00	($7.50)	$0.00
New York	$21.00	$24.50	($2.00)	$0.00

(1) Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. Expected generation assumes 11 refueling outages in 2022 and 14 in 2023 at Constellation-operated nuclear plants and Salem. Expected generation assumes capacity factors of 94.4% and 94.2% in 2022 and 2023, respectively at Constellation-operated nuclear plants, at ownership. These estimates of expected generation in 2022 and 2023 do not represent guidance or a forecast of future results as we have not completed its planning or optimization processes for those years.

(2) Midwest (Total) expected generation includes generation from CMC plants of 32,000 GWh in 2022 and 54,200 GWh in 2023

(3) Percent of expected generation hedged is the amount of equivalent sales divided by expected generation. It includes all hedging products, such as wholesale and retail sales of power, options and swaps. The Midwest values in the table reflect IL plants receiving CMC payments as 100% hedged. To align with the Midwest EREP, however, one should exclude plant and hedge volumes associated with CMC payments. New York values include the effect of the New York ZEC.

(4) Effective realized energy price is representative of an all-in hedged price, on a per MWh basis, at which expected generation has been hedged. It is developed by considering the energy revenues and costs associated with our hedges and by considering the natural gas that has been purchased to lock in margin. It excludes uranium costs, RPM capacity, ZEC and CMC revenues, but includes the mark-to-market value of capacity contracted at prices other than RPM clearing prices including our load obligations. It can be compared with the reference prices used to calculate open gross margin* in order to determine the mark-to-market value of Constellation's energy hedges.

(5) Spark spreads shown for ERCOT

Hedged Gross Margin* Sensitivities

Gross Margin* Sensitivities (with existing hedges) [1,2]	September 30, 2022 2022	September 30, 2022 2023	Change from June 30, 2022 2022	Change from June 30, 2022 2023
Henry Hub Natural Gas ($/MMBtu)				
+ $0.50/MMBtu	$20	$55	$10	($10)
- $0.50/MMBtu	($15)	($45)	($10)	$35
NiHub ATC Energy Price				
+ $2.50/MWh	-	$10	-	-
- $2.50/MWh	-	($10)	-	-
PJM-W ATC Energy Price				
+ $2.50/MWh	-	$5	-	($10)
- $2.50/MWh	-	($5)	-	$10
NYPP Zone A ATC Energy Price				
+ $2.50/MWh	-	$5	($5)	-
- $2.50/MWh	-	($5)	$5	-
Nuclear Capacity Factor				
+/- 1%	+/- $15	+/- $80	$(20)	$15

(1) Sensitivities rounded to the nearest $5M
(2) Based on September 30, 2022 market conditions and hedged position; gas price sensitivities are based on an assumed gas-power relationship derived from an internal model that is updated periodically; power price sensitivities are derived by adjusting the power price assumption while keeping all other price inputs constant; due to correlation of the various assumptions, the hedged gross margin* impact calculated by aggregating individual sensitivities may not be equal to the hedged gross margin* impact calculated when correlations between the various assumptions are also considered; sensitivities based on commodity exposure which includes open generation and all committed transactions.

Constellation.

Illustrative Example of Modeling 2023 Total Gross Margin*

Row	Item	Midwest (Excl. CMCs) [2]	Mid-Atlantic	ERCOT [3]	New York
(A)	Start with fleet-wide open gross margin*	← $8.5 billion →			
(B)	Contracted Revenues	← $2.8 billion →			
(C)	Expected Generation (TWh)	41.4	55.5	21	25.8
(D)	Hedge % (assuming mid-point of range)	89.5%	100.5%	76.5%	86.5%
(E=C*D)	Hedged Volume (TWh)	37.1	55.8	16.1	22.3
(F)	Effective Realized Energy Price ($/MWh)	$29.00	$45.50	$1.00	$24.50
(G)	Reference Price ($/MWh)	$64.46	$75.08	$19.06	$47.76
(H=F-G)	Difference ($/MWh)	($35.46)	($29.58)	($18.06)	($23.26)
(I=E*H)	Mark-to-Market value of hedges ($ million) [1]	($1,315)	($1,650)	($290)	($520)
(J=A+B+I)	Hedged Gross Margin* ($ million)	$7,500			
(K)	Power New Business / To Go ($ million)	$300			
(L)	Non-Power Margins Executed ($ million)	$250			
(M)	Non-Power New Business / To Go ($ million)	$200			
(N=J+K+L+M)	**Total Gross Margin***	**$8,250 million**			

(1) Mark-to-market rounded to the nearest $5M
(2) Use the Midwest hedge ratio that excludes the CMC plant volume and hedges
(3) Spark spreads shown for ERCOT

Constellation

Additional Constellation Modeling Data

Total Gross Margin* Reconciliation (in $M) (1)	2022	2023
Adjusted Operating Revenues* (2)	**$22,475**	**$28,475**
Adjusted Purchased Power and Fuel* (2)	($14,675)	($19,750)
Other Revenues (3)	($200)	($225)
Direct cost of sales incurred to generate revenues for certain Constellation and Power businesses	($250)	($250)
Total Gross Margin* (Non-GAAP)	**$7,350**	**$8,250**

Inputs	2022
Avg. Shares Outstanding (millions) (4)	328
Effective Tax Rate	25%
Cash Tax Rate	10%

(1) All amounts rounded to the nearest $25M. Items may not sum due to rounding.
(2) Excludes the Mark-to-Market impact of economic hedging activities due to the volatility and unpredictability of the future changes to power prices
(3) Other Revenues primarily reflects revenues from variable interest entities, funds collected through revenues for decommissioning the former PECO nuclear plants through regulated rates and gross receipts tax revenues
(4) Represents the number of outstanding diluted shares as of September 30, 2022 per Q3 2022 Form 10-Q

Constellation.

Appendix

Reconciliation of Non-GAAP Measures

GAAP to Non-GAAP Reconciliations [1]

S&P FFO/Debt [2] = $\dfrac{\text{FFO (a)}}{\text{Adjusted Debt (b)}}$

Moody's CFO Pre-WC/Debt [3] = $\dfrac{\text{CFO (Pre-WC) (c)}}{\text{Adjusted Debt (d)}}$

S&P FFO Calculation [2]

GAAP Operating Income
+ Depreciation & Amortization
= EBITDA
- Interest
+/- Cash Taxes
+ Nuclear Fuel Amortization
+/- Mark-to-Market Adjustments (Economic Hedges)
+/- Other S&P Adjustments
= FFO (a)

S&P Adjusted Debt Calculation [2]

Long-Term Debt
+ Short-Term Debt
+ Purchase Power Agreement and Operating Lease Imputed Debt
+ Pension/OPEB Imputed Debt (after-tax)
+ AR Securitization Imputed Debt
- Off-Credit Treatment of Non-Recourse Debt
- Cash on Balance Sheet
+/- Other S&P Adjustments
= Adjusted Debt (b)

Moody's CFO Pre-WC Calculation [3]

Cash Flow From Operations
+/- Working Capital Adjustment
- Nuclear Fuel Capital Expenditures
+/- Other Moody's CFO Adjustments
= CFO Pre-Working Capital (c)

Moody's Adjusted Debt Calculation [3]

Long-Term Debt
+ Short-Term Debt
+ Underfunded Pension (pre-tax)
+Operating Lease Imputed Debt
+/- Other Moody's Debt Adjustments
= Adjusted Debt (d)

(1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available; therefore, management is unable to reconcile these measures
(2) Calculated using S&P Methodology
(3) Calculated using Moody's Methodology

Constellation

GAAP to Non-GAAP Reconciliations (1)

Debt/EBITDA = $\frac{\text{Net Debt (a)}}{\text{Adjusted EBITDA* (b)}}$

Debt/EBITDA Excluding Non-Recourse = $\frac{\text{Net Debt (c)}}{\text{Adjusted EBITDA* (d)}}$

Net Debt Calculation

Long-Term Debt (including current maturities)
+ Short-Term Debt
- Cash on Balance Sheet

= Net Debt (a)

Adjusted EBITDA* Calculation

GAAP Net Income
+ Income Tax Expense
+ Interest Expense, Net
+ Depreciation & Amortization
+/- Adjustments

= Adjusted EBITDA* (b)

Net Debt Calculation Excluding Non-Recourse

Long-Term Debt (including current maturities)
+ Short-Term Debt
- Cash on Balance Sheet
- Non-Recourse Debt

= Net Debt Excluding Non-Recourse (c)

Adjusted EBITDA* Calculation Excluding Non-Recourse

GAAP Net Income
+ Income Tax Expense
+ Interest Expense, Net
+ Depreciation & Amortization
+/- Adjustments
- EBITDA from Projects Financed by Non-Recourse Debt

= Adjusted EBITDA* Excluding Non-Recourse Debt (d)

(1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures

Constellation.

GAAP to Non-GAAP Reconciliation

Adjusted EBITDA* Reconciliation ($M)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2022
GAAP Net Income (Loss)	**$607**	**($188)**	**($247)**	**($194)**
Income Taxes (1)	$177	($149)	$108	($472)
Depreciation and Amortization (2)	$866	$262	$2,735	$818
Interest Expense, Net	$77	$75	$225	$187
Unrealized (Gain)/Loss on Fair Value Adjustments (3)	($614)	$550	($1,191)	$645
Asset Impairments (4)	$45	-	$537	-
Plant Retirements & Divestitures (5)	($62)	$5	($15)	($3)
Decommissioning-Related Activities (6)	($130)	$88	($1,014)	$1,126
Pension & OPEB Non-Service Costs	($11)	($27)	($36)	($85)
Separation Costs (7)	$16	$30	$25	$99
COVID-19 Direct Costs (8)	$5	-	$24	-
Acquisition Related Costs (9)	$11	-	$21	-
ERP System Implementation (10)	$5	$5	$10	$16
Change in Environmental Liabilities	$5	$3	$7	$12
Cost Management Program	$4	-	$9	-
Prior Merger Commitment (11)	-	($50)	-	($50)
Noncontrolling Interests (12)	($34)	($12)	($40)	($37)
Adjusted EBITDA*	**$967**	**$592**	**$1,158**	**$2,062**

Note: Items may not sum due to rounding

(1) Includes amounts contractually owed to Exelon under the tax matters agreement reflected in Other, net.
(2) Includes the accelerated depreciation associated with early plant retirements.
(3) Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(4) Reflects an impairment of a wind project in the third quarter of 2021, and nine months ended, September 30, 2021 also includes an impairment in the New England asset group, and an impairment recorded as a result of the sale of the Albany Green Energy biomass facility.
(5) Primarily reflects a gain on sale of our solar business, partially offset by nuclear fuel amortization for Byron and Dresden and a reversal of one-time charges resulting from the reversal of the previous decision to retire Byron and Dresden in 2021.
(6) Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(7) Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(8) Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(9) Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(10) Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(11) Reversal of a charge related to a prior 2012 merger commitment.
(12) Adjustment for elimination of the noncontrolling interest related to certain adjustments. In 2022, primarily relates to CRP and in 2021, primarily relates to CENG and the noncontrolling interest portion of a wind project impairment recognized within CRP.


Constellation

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